SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

          Filed by the Registrant [x]
          Filed by a Party other than the Registrant [ ]
          Check the appropriate box:

          [ ]  Preliminary Proxy Statement
          [x]  Definitive Proxy Statement
          [ ]  Definitive Additional Materials
          [ ]  Soliciting  Material  Pursuant to 240.14a-11(c) or 240.14a-12

                             Petroleum Helicopters, Inc.
           ________________________________________________________________
                     (Name of Registrant as Specified In Its Charter)


                             Petroleum Helicopters, Inc.
           _________________________________________________________________
                     (Name of Person(s) Filing Proxy Statement)

          Payment of Filing Fee (Check the appropriate box):

          [x]  $125 per Exchange Act Rules 0-11(c)(1)(ii),  14a-6(i)(1), or
               14a-6(j)(2).
          [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
          [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

               1) Title of each class of securities to which transaction applies:

               2) Aggregate number of securities to which transaction applies:

               3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:<F1>

               _____________________________________________________________

               4)   Proposed maximum aggregate value of transaction:

               ______________________________________________________________

          <F1>  Set forth the amount on which the filing fee is calculated and state how it was determined.

          [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

               1)   Amount Previously Paid:

                    ___________________________________

               2)   Form, Schedule or Registration Statement No.:

                    ____________________________________

               3)   Filing Party:

                    _____________________________________

               4)   Date Filed:

                    ______________________________________

                             PETROLEUM HELICOPTERS, INC.

                                 2121 Airline Highway
                                      Suite 400
                              Metairie, Louisiana 70001

                       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS



               To   the   Holders  of  Voting  Common  Stock  of  Petroleum
          Helicopters, Inc.:

               The annual meeting of shareholders of Petroleum Helicopters, Inc. ("PHI") will be held at 5728 Jefferson Highway, New Orleans, Louisiana, on Friday, September 22, 1995, at 10:00 a.m., New Orleans time, to:

               1.   Elect directors.

               2.   Consider   and   vote   upon  the  PHI  1995  Incentive
                    Compensation Plan.

               3. Transact such other business as may properly come before the meeting or any adjournments thereof.

               Only holders of record of PHI's voting common stock at the close of business on August 9, 1995, are entitled to notice of and to vote at the annual meeting.

               PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE AS PROMPTLY AS POSSIBLE. A PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE VOTING THEREOF.

                                      By Order of the Board of Directors



                                           Robert D. Cummiskey, Jr.
                                                  Secretary
          New Orleans, Louisiana
          August 22, 1995

                             PETROLEUM HELICOPTERS, INC.

                                 2121 Airline Highway
                                      Suite 400
                              Metairie, Louisiana 70001

                                   August 22, 1995


                                   PROXY STATEMENT

               This Proxy Statement is furnished to holders of voting common stock ("Voting Common Stock") of Petroleum Helicopters, Inc. ("PHI") in connection with the solicitation on behalf of its Board of Directors (the "Board") of proxies for use at the annual meeting of shareholders of PHI to be held on Friday, September 22, 1995 at the time and place set forth in the accompanying notice and at any adjournments thereof (the "Meeting").

               Only stockholders of record of Voting Common Stock at the close of business on August 9, 1995 (the "Record Date") are entitled to notice of and to vote at the Meeting. On that date, PHI had outstanding 2,864,760 shares of Voting Common Stock, each of which is entitled to one vote.

               The enclosed proxy may be revoked by the shareholder at any time prior to the exercise thereof by filing with PHI's Secretary a written revocation or duly executed proxy bearing a later date. A shareholder who votes in person at the Meeting in a manner inconsistent with a proxy previously filed on the shareholder's behalf will be deemed to have revoked such proxy as it relates to the matter voted upon in person.

               This Proxy Statement is first being mailed to shareholders on or about August 22, 1995, and the cost of soliciting proxies in the enclosed form will be borne by PHI. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegraph. Banks, brokerage houses and other nominees or fiduciaries will be requested to forward the soliciting material to their principals and to obtain authorization for the execution of proxies, and PHI will, upon request, reimburse them for their expenses in so acting.


                                ELECTION OF DIRECTORS

               PHI's By-laws establish the number of directors to be elected at the Meeting at four, and proxies cannot be voted for a greater number of persons. Unless authority is withheld, the persons named in the enclosed proxy will vote the shares represented by the proxies received by them for the election of the four persons named below to serve until the next annual meeting and until their successors are duly elected and qualified. In the unanticipated event that one or more nominees cannot be a candidate at the Meeting, the By-laws provide that the number of authorized directors will be automatically reduced by the number of such nominees unless the Board determines otherwise, in which case proxies will be voted in favor of such other nominees as may be designated by the Board.

               The following table sets forth certain information as of the Record Date with respect to each nominee to be proposed on behalf of the Board. Unless otherwise indicated, each person has been engaged in the principal occupation shown for the past five years.


                                                                 Year First
                                                                  Became a
               Name and Age            Principal Occupation       Director
          ----------------------   ----------------------------  ----------
          Carroll W. Suggs, 56     Chairman of the Board,           1989
                                   President and Chief
                                   Executive Officer.<F1>

          Leonard M. Horner, 68    Private Investments.<F2>         1992

          Robert G. Lambert, 65    Consultant; Chairman of the      1994
                                   Board of Directors of
                                   Aviall, Inc. (aviation parts
                                   distributor and provider of
                                   aviation engine repair
                                   services)<F3>

          Robert E. Perdue, 66     Private Investments.<F4>         1990

          _____________________


<F1>
          (1) Mrs. Suggs became Chief Executive Officer in July 1992, Chairman of the Board in March 1990 and President in October 1994. Since August 1993, Mrs. Suggs has also served as a director of Varco International, Inc.
<F2>
          (2) From 1974 to 1991, Mr. Horner served in various capacities with Bell Helicopter Textron (helicopter manufacturer), including Chairman, President, Executive Vice President, Senior Vice President-Marketing and Programs, and Vice President-Operations. Prior to 1974, Mr. Horner was employed by United Technologies/Sikorsky Aircraft (helicopter manufacturer) for 17 years.
<F3>
          (3) From 1989 through 1992, Mr. Lambert served as Senior Executive Vice President - Aviation of Ryder System, Inc.
<F4>
          (4) From 1989 until 1994 Mr. Perdue served as a consultant to The Boeing Company (aircraft manufacturer) and other aviation companies. Mr. Perdue served The Boeing Company from 1986 until 1989 as Vice President-Sales, U.S., Canada and Leasing Companies, and from 1983 until 1986 as Vice President-Sales, Europe and Canada.


                                _____________________

               No director, nominee or executive officer of PHI has a family relationship with any other such person. During fiscal 1995, the Board held eight meetings. Each incumbent director of PHI attended at least 75% of the aggregate number of meetings held during fiscal 1995 of the Board and committees of which he or she was a member.

               The Board has a Finance, Audit and Compensation Committee (the "Committee"), the members of which are Messrs. Horner, Lambert and Perdue. The Committee, which held four meetings during fiscal 1995, is responsible for making recommendations to the Board concerning the selection and retention of PHI's independent auditors, reviewing the results of audits of PHI by its independent auditors, discussing audit recommendations with management and reporting the results of its reviews to the Board. The Committee is also responsible for reviewing and making recommendations regarding the compensation of officers and directors of PHI and administering PHI's 1992 Non-Qualified Stock Option and Stock Appreciation Rights Plan. The Committee will also administer the 1995 Incentive Compensation Plan if it is approved at the Meeting. See "Proposal to Approve the Petroleum Helicopters, Inc. 1995 Incentive Compensation Plan," below. The Board does not maintain a nominating committee.

          Director Compensation

               Each director who is not an employee of PHI receives a fee of $1,000 for each Board or Committee meeting he attends, and each director who is also an employee of PHI receives a fee of $300 for each Board or Committee meeting she attends.


                 PROPOSAL TO APPROVE THE PETROLEUM HELICOPTERS, INC.
                           1995 INCENTIVE COMPENSATION PLAN

          General

               The Board believes that the growth of PHI depends significantly upon the efforts of its officers and key employees and that such individuals are best motivated to put forth maximum effort on behalf of PHI if they own an equity interest in the Company. In accordance with this philosophy, in May 1995 the Board of Directors unanimously adopted PHI's 1995 Incentive Compensation Plan (the "Plan") and has directed that the Plan, as amended and restated, be submitted for approval by the shareholders at the Meeting.

               Officers, other key employees, consultants and advisers to PHI will be eligible to receive awards ("Incentives") under the Plan when designated by the Committee. PHI currently has nine officers, all of whom participate in the Plan, and ten key employees who participate in the Plan. In addition, PHI hires consultants and advisors from time to time to provide services on particular domestic and international projects. Currently, PHI uses approximately 5 consultants and advisors. The Committee has no current plans to add consultants or advisors or other employees to the Plan.

               Incentives under the Plan may be granted in any one or a combination of the following forms: (a) incentive and non-qualified stock options, (b) stock appreciation rights, (c) restricted stock, (d) performance shares, (e) stock awards, and
          (f) cash awards.

          General Purposes of the Proposal

               The Board has determined to maintain a compensation system that includes, to a significant extent, grants of equity-based incentive awards. The Board believes that providing key personnel, consultants and advisors with a proprietary interest in the growth and performance of PHI is crucial to stimulating individual performance while enhancing shareholder value. The Board further believes that the Plan will assist PHI in attracting, retaining and motivating key personnel in a manner that is tied to the interests of shareholders.

               Options to acquire a total of 81,000 shares are outstanding under PHI's 1992 Non-Qualified Stock Option and Stock Appreciation Rights Plan (the "1992 Plan") and only 19,000 shares remain available for grant. There is an insufficient number of shares remaining under the 1992 Plan to allow for the grant of the performance-based options described under "- Stock Options Granted." The Committee believes that the performance-based options will act as a valuable incentive for current officers and employees. If the Plan is approved at the Meeting, it will replace the 1992 Plan as to future awards.

          Terms of the Plan

               Shares Issuable through the Plan. A total of 175,000 shares of Voting Common Stock and 325,000 shares of Non-Voting Common Stock (together the "Common Stock") are authorized to be issued under the Plan, representing approximately 6% and 15% of the outstanding shares of Voting and Non-Voting Common Stock, respectively. Incentives with respect to no more than 100,000 shares may be granted to a single participant in one year.

               Proportionate adjustments will be made to the number of shares of Common Stock subject to the Plan in the event of any recapitalization, stock dividend, stock split, combination of shares or other change in the Common Stock. The Committee may also amend the terms of any Incentive to the extent appropriate to provide participants with the same relative rights before and after the occurrence of such an event. Shares of Common Stock subject to Incentives that are cancelled, terminated or forfeited, or shares of Common Stock that are issued as Incentives and forfeited or reacquired by PHI, will again be available for issuance under the Plan.

               On August 14, 1995, the average of the bid and asked prices for a share of Voting and Non-Voting Common Stock, as reported on the NASDAQ System (Small Cap Market) was $10 3/8 and $9 5/8 , respectively.

               Administration of the Plan. The Committee administers the Plan and has plenary authority to award Incentives under the Plan, to interpret the Plan, to establish any rules or regulations relating to the Plan that it determines to be appropriate, to delegate its authority as appropriate, and to make any other determination that it believes necessary or advisable for the proper administration of the Plan.

               Amendments to the Plan. The Board may amend or discontinue the Plan at any time. However, in light of Section 16 of the Securities Exchange Act of 1934 (the "1934 Act"), PHI anticipates that any amendment that would materially increase the benefits under the Plan, materially increase the number of securities that may be issued under the Plan or materially modify the eligibility requirements will be submitted to the holders of Voting Common Stock for their approval. Except in limited circumstances, no amendment or discontinuance may change or impair any previously-granted Incentive without the consent of the recipient thereof.

               Types of Incentives.  The Committee will be authorized under the Plan to grant stock options, restricted stock, stock appreciation rights, performance shares, stock awards and cash awards, each of which is described below.

               Stock Options. The Committee may grant non-qualified stock options or incentive stock options to purchase shares of Common Stock. The Committee will determine the number and exercise price of the options, and the time or times that the options become exercisable, provided that the option exercise price may not be less than the fair market value of the Common Stock on the date of grant. The term of an option will also be determined by the Committee, provided that the term of an incentive stock option may not exceed 10 years. No stock option granted to an officer, director or beneficial owner of more than 10% of the Common Stock who is subject to Section 16 of the 1934 Act may be exercised within the six-month period immediately following the date of grant; provided, however, that the Committee may accelerate the exercisability of any stock option at any time. The Committee may also approve the purchase by PHI of an unexercised stock option from the optionee by mutual agreement for the difference between the exercise price and the fair market value of the shares covered by such option.

               The option exercise price may be paid in cash, in shares of Common Stock held for at least six months, in a combination of cash and shares of Common Stock, through a broker-assisted exercise arrangement or in such other manner as may be authorized by the Committee. If an optionee exercises an option while employed by PHI or a subsidiary and pays the exercise price with previously owned shares of Common Stock, the Committee may grant to the optionee an additional option to purchase the same number of shares as were surrendered at an exercise price equal to the fair market value of the Common Stock on the date of grant.

               Incentive  stock   options   will   be  subject  to  certain
          additional  requirements  necessary  in  order   to   qualify  as
          incentive stock options under Section 422 of the Code.

               Restricted Stock.  Shares of Common Stock may be granted  by the Committee to an eligible employee and made subject to restrictions regarding their sale, pledge or other transfer by the employee for a specified period (the "Restricted Period"). All shares of restricted stock will be subject to such restrictions as the Committee may designate in an agreement with the employee, including, among other things, that the shares are required to be forfeited or resold to PHI in the event of termination of employment or in the event specified performance goals or targets are not met. The Committee may prescribe conditions for the lapse of restrictions prior to the end of the Restricted Period in the case of death, disability, retirement or other termination of employment, but shares of restricted stock granted to an employee subject to Section 16 of the 1934 Act must be subject to a Restricted Period of at least six months. Subject to the restrictions provided in the participant's agreement and the Plan, a participant receiving restricted stock will have all of the rights of a shareholder as to such shares.

               Stock Appreciation Rights. A stock appreciation right, or "SAR," is a right to receive, without payment to PHI, a number of shares of Common Stock, cash or any combination thereof, the amount of which is determined pursuant to the formula described below. A SAR may be granted in conjunction with a stock option or alone without reference to any stock option. A SAR granted in conjunction with a stock option may be granted concurrently with the grant of such option or at such later time as determined by the Committee and as to all or any portion of the shares subject to the option.

               The Plan confers on the Committee discretion to determine the number of shares to which a SAR will relate as well as the duration and exercisability terms of a SAR. In the case of a SAR granted with respect to a stock option, the number of shares of Common Stock to which the SAR pertains will be reduced in the same proportion that the holder exercises the related option.
          Unless otherwise provided by the Committee, a SAR will be exercisable for the same time period as any stock option to which it relates. No SAR granted to an officer subject to Section 16 of the 1934 Act may be exercised during the first six months of its term; provided, however, that the Committee may accelerate the exercisability of a SAR at any time.

               Upon exercise of an SAR, the holder is entitled to receive an amount equal to the aggregate amount of the appreciation in the shares of Common Stock as to which the SAR is exercised. For this purpose, the "appreciation" in the shares consists of the amount by which the fair market value of the shares of Common Stock on the exercise date exceeds (a) in the case of a SAR related to a stock option, the purchase price of the shares under the option or (b) in the case of a SAR granted alone without reference to a related stock option, an amount determined by the Committee at the time of grant. The Committee may pay the amount of this appreciation to the holder of the SAR by the delivery of Common Stock, cash, or any combination of Common Stock and cash.

               Performance Shares. Performance Shares consist of the grant by PHI to an eligible participant of a contingent right to receive shares of Common Stock or cash with or without any payment by the participant. Each performance share will be subject to the achievement of performance objectives by PHI, a business unit, a department or a subsidiary by the end of or within a specified period. The number of shares granted and the performance criteria will be determined by the Committee. The award of performance shares will not create any rights in a participant as a shareholder of PHI until the issuance of shares of Common Stock with respect to an award. Performance shares may be awarded in conjunction with the grant of dividend equivalent payment rights that entitle a participant to receive an amount equal to the cash dividends paid on an equal number of shares of Common Stock during the period beginning on the date of grant of an award and ending on the date on which the award is paid or forfeited.

               Stock Awards. Shares of Common Stock may be awarded by PHI to an eligible participant as a stock award. The number of shares awarded pursuant to any stock award will be determined by the Committee.

               Cash Awards. A cash award may be made by PHI to an eligible participant as additional compensation for services provided to PHI. Payment may depend on the achievement of specified performance objectives by PHI or the individual or may relate to the tax obligation imposed on a participant as the result of the grant, vesting or exercise of another Incentive. The amount of any monetary payment constituting a cash award will be determined by the Committee.

               Termination of Employment. If a participant ceases to be an employee, consultant or advisor of PHI for any reason, including death, any Incentive may be exercised, will vest or will expire at such time or times as may be determined by the Committee in the Incentive agreement with the participant.

               Loans to Participants. The Committee may authorize the extension of a loan to a participant by PHI to cover the participant's tax liability that arises in connection with an Incentive. The terms of the loan will be determined by the Committee.

               Change of Control. If (a) PHI is not the surviving entity in a merger, consolidation or other reorganization, (b) PHI sells, leases or exchanges all or substantially all of its assets, (c) PHI is to be dissolved or liquidated, (d) any person or entity, other than an employee benefit plan of PHI or a related trust, acquires or gains control of more than 30% of the outstanding shares of Voting Common Stock or (e) in connection with a contested election of directors, the persons who were directors of PHI before the election no longer constitute a majority of the Board (collectively, "corporate changes"), all outstanding Incentives will automatically become exercisable and vested and all performance criteria will be waived, and, in addition, the Committee will have the authority to take several actions regarding outstanding Incentives. Within certain time periods, the Committee may (i) require that all outstanding stock options and SARs remain exercisable only for a limited time, after which time all such Incentives will terminate, (ii) require the surrender to PHI of some or all outstanding options and SARs in exchange for a cash or Common Stock payment for each option or SAR equal in value to the per share change of control value, calculated as described in the Plan, over the exercise price,
          (iii) make any equitable adjustment to outstanding Incentives as the Committee deems necessary to reflect the corporate change or
          (iv) provide that an option or SAR shall become an option or SAR relating to the number and class of shares of stock or other securities or property (including cash) to which the participant would have been entitled in connection with the corporate change if the participant had been the holder of record of the number of shares of Common Stock then covered by such options or SARs.

               The Board of Directors believes that providing the Committee with the choices outlined above will permit the Committee to review all relevant tax, accounting and other issues relating to the treatment of outstanding Incentives at the time of the corporate change, and thereby enable the Committee to choose the treatment that will best serve the participants and PHI. Although the automatic vesting of Incentives and other certain actions permitted to be taken by the Committee in the event of a change of control could discourage a takeover of PHI, these provisions have not been included for the purpose of making PHI a less attractive takeover target.

               Transferability of Incentives. Options, SARs and performance shares are not transferable except (a) by will, (b) by the laws of descent and distribution, (c) pursuant to a domestic relations order or (d) to family members, to a trust for the benefit of family members or to charitable institutions, if permitted by the Committee after considering tax and securities law consequences and if so provided in the Incentive agreement.

          Stock Options Granted

               The following performance-based non-qualified stock options have been granted to the persons and groups described in the table below, subject to shareholder approval of the Plan at the Meeting. If the Plan is not approved, all of these options will be forfeited.

               If approved at the Meeting, these options will vest on July 31, 1996, only to the extent certain 1996 financial goals and individual performance standards have been met. Vesting of 80% of the options (the "Financial Performance Options") is based on achievement of Company, and in certain cases business unit, operating income goals set forth in PHI's 1996 budget. Additional options will vest to the extent such goals are exceeded, up to a maximum of 120% of the base Financial Performance Options. Likewise, to the extent these operating income goals are not achieved fewer options will vest, provided that if actual results are less than 90% of such goals, no Financial Performance Options will vest.

               Vesting of 20% of the options (the "Individual Performance Options") is based on an evaluation of each optionee's individual performance for fiscal 1996. The shares presented in the following table represents the maximum number of Financial
          Performance and Individual Performance Options that may vest under the Plan.

               The options have an exercise price of $9.75 and $8.50 per share of Voting and Non-Voting Common Stock, respectively, the fair market value of such shares as determined by the Committee as of the date of grant, and will expire on May 31, 2005 or earlier in the event of termination of employment, death or disability. To the extent options vest, one-half will be exercisable on July 31, 1996 and the remaining one-half will become exercisable on July 31, 1997.

                             NEW PLAN BENEFITS UNDER THE
                           1995 INCENTIVE COMPENSATION PLAN

                                                   Number of Shares Subject
                                                       to Stock Options
                                                   ------------------------
                   Name and Position                 Voting     Non-Voting
          -------------------------------------    ----------  ------------


          Carroll W. Suggs,                          23,200         --
             Chairman of the Board and
             Chief Executive Officer

          Ben Schrick, Vice President                  --         11,600
             and Chief Operating Officer

          John H. Untereker, Vice President            --         11,600
             and Chief Financial Officer

          Robert D. Cummiskey, Jr.,                    --          5,800
             Vice President of Risk
             Management and Secretary

          All current executive officers             23,200       58,000
             as a group

          All employees other than                     --         58,000
             executive officers as a group

          Federal Income Tax Consequences

               Under existing federal income tax provisions, a participant who receives stock options, SARs or performance shares or who receives shares of restricted stock that are subject to restrictions which create a "substantial risk of forfeiture" (within the meaning of Section 83 of the Code) will not normally realize any income, nor will PHI normally receive any deduction for federal income tax purposes, in the year such Incentive is granted.

               When a non-qualified stock option granted pursuant to the Plan is exercised, the recipient will realize ordinary income measured by the difference between the aggregate purchase price of the shares of Common Stock as to which the option is exercised and the aggregate fair market value of the shares of Common Stock on the exercise date, and PHI will be entitled to a deduction in the year the option is exercised equal to the amount the recipient is required to treat as ordinary income.

               An employee, consultant or advisor generally will not recognize any income upon the exercise of any incentive stock option, but the excess of the fair market value of the shares at the time of exercise over the option price will be an item of adjustment, which may subject the holder of the option to the alternative minimum tax imposed by Section 55 of the Code. The alternative minimum tax is imposed to the extent it exceeds federal regular individual income tax, and it is intended to ensure that individual taxpayers who have economic income do not avoid income tax by taking advantage of exclusions, deductions and credits for regular tax purposes. An optionee will recognize capital gain or loss in the amount of the difference between the exercise price and the sale price on the sale or exchange of stock acquired pursuant to the exercise of an incentive stock option, provided the optionee does not dispose of such stock within two years from the date of grant and one year from the date of exercise of the incentive stock option (the "required holding periods"). An optionee disposing of such shares before the expiration of the required holding period will recognize ordinary income generally equal to the difference between the option price and the fair market value of the stock on the date of exercise. The remaining gain, if any, will be capital gain. PHI will not be entitled to a federal income tax deduction in connection with the exercise of an incentive stock option, except where the optionee disposes of the Common Stock received upon exercise before the expiration of the required holding period.

               If the exercise price of an option is paid by the surrender of previously owned shares, the basis of the previously owned shares carries over to the shares received in replacement therefor. If the option is a non-qualified option, the income recognized on exercise is added to the basis. If the option is an incentive stock option, the optionee will recognize gain if the shares surrendered were acquired through the exercise of an incentive stock option and have not been held for the applicable holding period. This gain will be added to the basis of the shares received in replacement of the previously owned shares.

               When a SAR is exercised, the participant will recognize ordinary income in the year the SAR is exercised equal to the value of the appreciation that he is entitled to receive pursuant to the formula previously described, and PHI will be entitled to a deduction in the same year and in the same amount.

               An employee, consultant or advisor who  receives  restricted stock or performance shares will normally recognize taxable income on the date the shares become transferable or no longer subject to substantial risk of forfeiture or on the date of their earlier disposition. The amount of such taxable income will be equal to the amount by which the fair market value of the shares of Common Stock on the date such restrictions lapse (or any earlier date on which the shares are disposed of) exceeds their purchase price, if any. An employee may elect, however, to include in income in the year of purchase or grant the excess of the fair market value of the shares of Common Stock (without regard to any restrictions) on the date of purchase or grant over its purchase price. Subject to the limitations imposed by
          Section 162(m) of the Code, PHI will be entitled to a deduction for compensation paid in the same year and in the same amount as income is realized by the employee. Dividends currently paid to the participant will be taxable compensation income to the participant and deductible by PHI.

               A participant who receives a stock award under the Plan consisting of shares of Common Stock will realize ordinary income in the year of the award in an amount equal to the fair market value of the shares of Common Stock covered by the award on the date it is made, and PHI will be entitled to a deduction equal to the amount the participant is required to treat as ordinary income. A participant who receives a cash award will realize ordinary income in the year the award is paid equal to the amount thereof, and the amount of the cash award will be deductible by PHI.

               If, upon a change in control of PHI, the exercisability or vesting of an Incentive granted under the Plan is accelerated, any excess on the date of the change in control of the fair market value of the shares or cash issued under Incentives over the purchase price of such shares, if any, may be characterized as Parachute Payments (within the meaning of Section 280G of the
          Code) if the sum of such amounts and any other such contingent payments received by the employee exceeds an amount equal to three times the "Base Amount" for such employee. The Base Amount generally is the average of the annual compensation of such employee for the five years preceding such change in ownership or control. An Excess Parachute Payment, with respect to any employee, is the excess of the Parachute Payments to such person, in the aggregate, over and above such person's Base Amount. If the amounts received by an employee upon a change in control are characterized as Parachute Payments, such employee will be subject to a 20% excise tax on the Excess Parachute Payment, and PHI will be denied any deduction with respect to such Excess Parachute Payment.

               The Plan permits a participant to elect to have a sufficient number of shares withheld to satisfy the participant's withholding tax obligation with respect to the grant or vesting of an Incentive.

               This summary of federal income tax consequences does not purport to be complete. Reference should be made to the applicable provisions of the Code. There also may be state and local income tax consequences applicable to transactions involving Incentives.

          Vote Required

               The Board of Directors has unanimously approved the Plan. Approval of the Plan requires the affirmative vote of the holders of a majority of the outstanding shares of the Voting Common Stock. As of the Record Date, Carroll W. Suggs, PHI's Chairman of the Board, President and Chief Executive Officer, beneficially owned 1,476,580 shares of Voting Common Stock, representing approximately 51.5% of the outstanding shares of Voting Common Stock. See "Security Holdings of Directors, Executive Officers and Certain Beneficial Owners." Mrs. Suggs has advised PHI that she will vote her shares of Voting Common Stock for approval of the Plan, and accordingly approval is assured.

               The Board of Directors unanimously recommends that you vote for approval of the 1995 Incentive Compensation Plan.


                  SECURITY HOLDINGS OF DIRECTORS, EXECUTIVE OFFICERS
                            AND CERTAIN BENEFICIAL OWNERS

               The following table sets forth certain information concerning the beneficial ownership of each class of outstanding PHI equity securities as of the Record Date by (a) each person known by PHI to own beneficially five percent or more of any class of PHI equity security, (b) each director and nominee of PHI, (c) each executive officer identified under the heading "Executive and Director Compensation; Certain Transactions - Summary of Executive Compensation," and (d) all directors and executive officers of PHI as a group, determined in accordance with Rule 13d-3 of the Securities and Exchange Commission ("SEC"). Unless otherwise indicated, the equity securities shown are held with sole voting and investment power.

                                    Class of PHI   Number of     Percent
          Name of Beneficial Owner  Common Stock    Shares       of Class
          ------------------------  ------------  ------------   --------
          Carroll W. Suggs             Voting     1,476,580<F1>   51.5%
          Leonard M. Horner            Voting           500         *
                                     Non-Voting         100         *
          Robert G. Lambert            Voting         1,000         *
                                     Non-Voting          28         *
          Robert E. Perdue           Non-Voting       1,000         *
          Robert D. Cummiskey, Jr.   Non-Voting       4,165<F2>     *
          Ben Schrick                  Voting           560         *
                                     Non-Voting       6,020<F3>     *
          John H. Untereker            Voting        10,000<F4>     *
                                     Non-Voting          39         *
          All Directors and
          Executive Officers as a
          Group (12 persons)           Voting     1,488,640       51.8%
                                     Non-Voting      31,352<F5>    1.4%

               _____________________

               *    Less than one percent.

<F1>
               (1)  Mrs.  Suggs  shares  voting  and  investment power over
                    200,531 of these shares, of which an aggregate of 172,146 shares are held by Mrs. Suggs as trustee and income beneficiary of trusts for her three children and an aggregate of 28,385 shares are owned by her three children.
<F2>
               (2) Includes 4,000 shares that Mr. Cummiskey has the right to acquire pursuant to currently exercisable stock options. See "Executive and Director Compensation; Certain Transactions - Option Exercises and Holdings."
<F3>
               (3) Includes 6,000 shares that Mr. Schrick has the right to acquire pursuant to currently exercisable stock options. See "Executive and Director Compensation; Certain Transactions - Option Exercises and Holdings."
<F4>
               (4) Consist of shares that Mr. Untereker has the right to acquire pursuant to currently exercisable stock options. See "Executive and Director Compensation; Certain Transactions - Option Exercises and Holdings."
<F5>
               (5) Includes an aggregate of 30,000 shares which executive officers have the right to acquire pursuant to currently exercisable stock options. See "Executive and Director Compensation; Certain Transactions - Option Exercises and Holdings."

                                _____________________


              EXECUTIVE AND DIRECTOR COMPENSATION; CERTAIN TRANSACTIONS

          Summary of Executive Compensation

               The following table summarizes, for each of the fiscal years ended April 30, 1995, 1994 and 1993, compensation of PHI's Chief Executive Officer and each other executive officer of PHI whose annual compensation was in excess of $100,000 in all capacities in which they served.

                                                  Annual
                                               Compensation    All Other
          Name and Principal Position    Year     Salary     Compensation<F1>
          ---------------------------    ----  ------------  ---------------
          Carroll W. Suggs               1995    $317,385       $57,690<F2>
          Chairman of the Board,         1994     306,430         7,023
          President and Chief            1993     284,662         8,550
          Executive Officer

          Robert D. Cummiskey, Jr.       1995     106,538         3,126
          Vice President of              1994     103,088         3,094
          Risk Management and            1993      92,867         8,994
          Secretary

          Ben Schrick                    1995     109,785         3,276
          Vice President and             1994     105,444         3,165
          Chief Operating Officer        1993      82,015         8,994

          John H. Untereker              1995     203,607         4,500
          Vice President and             1994     199,020         6,021
          Chief Financial Officer        1993     152,655        53,970<F3>

          _____________________

<F1>
          (1) Unless otherwise indicated, all amounts represent contributions by PHI to the PHI 401(k) Retirement Plan on behalf of the named executive officer.
<F2>
          (2) Includes insurance premiums of $53,190 paid by PHI for the benefit of Mrs. Suggs.
<F3>
          (3) Includes $28,000 paid to Mr. Untereker in connection with his recruitment and $23,943 paid by PHI in reimbursement of his relocation expenses.

                                _____________________

          Option Exercises and Holdings

               The following table sets forth information with respect to the named executive officers concerning the exercise of options during 1995 and unexercised options held as of April 30, 1995.

                                                  Number of Shares           Value of Unexercised
                           Shares              Underlying Unexercised      in-the-Money Options at
                          Acquired            Options at April 30, 1995         April 30, 1995
                             on      Value    --------------------------  --------------------------
         Name             Exercise  Realized  Exercisable  Unexercisable  Exercisable  Unexercisable
- ----------------------    --------  --------  -----------  -------------  -----------  -------------

Carroll W. Suggs             --        --          --           --             --            --
Robert D. Cummiskey, Jr.      0         0       2,000<F1>     6,000<F1>         0             0
Ben Schrick                   0         0       3,000<F1>     9,000<F1>         0             0
John H. Untereker             0         0       5,000<F2>    15,000<F2>         0             0

  _____________________

<FN1>
            (1)  Options to acquire Non-Voting Common Stock.
<FN2>
            (2)  Options to acquire Voting Common Stock.

                                  _____________________

          Supplemental Executive Retirement Plan

               In September 1994, PHI adopted a supplemental executive retirement plan ("SERP") to supplement the retirement benefits otherwise available to PHI's officers and certain key employees pursuant to the PHI 401(k) Retirement Plan. The SERP provides an annual benefit, generally equivalent to 35% of each such participant's salary at the date of adoption up to $200,000 and 50% of such salary in excess of $200,000, for a period of 15 years following retirement at age 65 or older. Similar benefits are also provided upon death or disability of the participant. The estimated annual benefits payable upon retirement at normal retirement age for Mrs. Suggs, Mr. Cummiskey, Mr. Schrick and Mr. Untereker are $123,500, $34,400, $36,000 and $67,400,
          respectively.

          Employment Agreement

               Mr. Untereker and PHI entered into an agreement in July 1992 pursuant to which PHI agreed to pay Mr. Untereker an amount equal to his base salary for six months and certain relocation expenses in the event of the termination of his employment. PHI also agreed to pay Mr. Untereker an amount equal to his annual cash compensation for the most recent fiscal year in the event of termination due to a change in control of PHI during the first five years of his employment.

          Committee Interlocks and Insider Participation

               The Board maintains a Finance, Audit and Compensation Committee on which Messrs. Horner, Lambert and Perdue serve (the "Committee"). No member of the Committee has been an officer or employee of PHI or any of its subsidiaries.

               During fiscal 1995, PHI paid Aviall, Inc. approximately $4.2 million for parts and component repair services. Mr. Lambert, a member of the Committee and director of PHI since 1994 and a nominee for director at the Meeting, has been the Chairman of the Board of Directors of Aviall, Inc. since December 1993.

          The Committee's Report on Executive Compensation

               General.   The  Committee was formed in July 1992 to oversee
          all compensation arrangements for directors and executive officers, currently numbering 12, and other employees, and administer the 1992 Non-Qualified Stock Option and Stock Appreciation Rights Plan. The Committee is composed entirely of Board members who are not employees of PHI. The Committee retained an outside consultant in fiscal 1993 to assist it in obtaining relevant information on pay practices at comparable organizations, and in developing compensation programs that are consistent with the Committee's compensation philosophy and objectives.

               The Committee's overall policy regarding executive compensation is to ensure PHI's compensation programs will provide competitive salary levels and long term incentives that attract and retain individuals of high quality and ability, promote individual recognition for favorable performance by PHI relative to comparable companies, and support the short and long range business objectives and strategies of PHI.

               Under the Omnibus Budget Reconciliation Act ("OBRA"), which was enacted in 1993, publicly held companies may be prohibited from deducting as an expense for federal income tax purposes total compensation in excess of $1 million paid to certain executive officers in a single year. However, OBRA provides an exception for "performance based" compensation, including stock options such as those granted to PHI executive officers and other key employees in May 1995. The Committee expects to keep "non-performance based" compensation within the $1 million limit so that all executive compensation will be fully deductible.

               The  Company's  executive  compensation  consists   of   two
          principal components:  salary and stock based compensation.

               Salary. In fiscal 1993, an outside consultant was retained primarily to develop a range of salaries consistent with salaries paid for similar positions at comparable publicly-held companies. For these purposes, a sample of companies was selected from the oilfield services industry based on total revenues and number of employees. Salaries paid by certain companies that are included in the oil field service index in the graph set forth under the heading "Performance Graph," below, were among those considered. Because certain of these companies had either revenues or total employees substantially exceeding those of PHI, salaries of PHI executives remain at the lower end of the ranges. In fiscal 1995 compensation decisions were made by the Chief Executive Officer and the Committee, except in the case of the Chief Executive Officer whose performance was evaluated, and salary established, by the Committee. Salary compensation decisions are generally based on overall PHI financial performance, although other factors indicative of the individual executive's contribution to corporate objectives are also considered. No salary increases or bonuses were awarded to executive officers in fiscal 1995. The small increases shown under the heading "Summary of Executive Compensation" primarily reflect a complete year of increased salaries following increases awarded to all employees during fiscal 1994.

               Stock Option Grants. In June 1993, options to acquire 81,000 shares of Non-Voting Common Stock were granted to certain executive officers pursuant to the 1992 Plan. No options or other incentive based compensation was awarded in fiscal 1995.

               In May 1995 stock options were granted pursuant to the 1995 Incentive Compensation Plan to promote a longer term perspective and commitment by executives and to maximize shareholder value by linking the financial interests of management and shareholders. These options, which are described more fully under the heading "Proposal to Approve the Petroleum Helicopters, Inc. 1995 Incentive Compensation Plan - Stock Options Granted," will vest based upon individual performance and the extent to which designated company-wide, and in certain cases, business unit operating income goals for fiscal year 1996 are met.

               Compensation of the Chief Executive Officer. Mrs. Suggs' fiscal 1995 salary increase of 3.6% results primarily from a full year of salary following an 11% base salary increase in fiscal 1994. In May 1995, Mrs. Suggs was awarded options to acquire up to 23,200 shares of Voting Common Stock, which will vest with respect to a maximum of 19,200 shares only to the extent designated fiscal 1996 PHI operating income goals are met and with respect to a maximum of 4,000 shares based on her individual performance during fiscal 1996. Mrs. Suggs was not awarded options or other incentive based compensation in June 1993 pursuant to the 1992 Plan.

               The Committee believes that the compensation of the chief executive officer and other executive officers is competitive with, or below the comparable companies described more fully above, but is consistent with the Committee's policy of providing an appropriate balance between short and long range individual and corporate performance.

               By the members of the Committee.

          Leonard M. Horner, Chairman   Robert G. Lambert   Robert E. Perdue

          Performance Graph

               The graph below compares the cumulative total stockholder return on the Voting Common Stock for the last five years with the cumulative total return on the Russell 2000 Index and the Oil Field Services Index published by Media General Financial Services, Inc., assuming the investment of $100 on May 1, 1990 at closing prices on April 30, 1990 and reinvestment of dividends. The Russell 2000 Index consists of a broad range of publicly-traded companies with smaller market capitalizations and is published daily in the Wall Street Journal. The Oil Field Service Index consists of 41 oil field service companies and is published by Media General Financial Services, Inc.



























                                      Cumulative Total Return as of April 30:
                                   --------------------------------------------
          Index                    1990    1991    1992    1993    1994    1995
          -----------------------  ----    ----    ----    ----    ----    ----
          PHI                       100    72.6    46.1    60.3    41.4    36.5
          Russell 2000              100   107.9   124.2   140.9   159.8   168.4
          Oil Field Service Index   100    92.8    77.5    82.0    76.8    87.0

          ____________________

          Note: Management believes that the following events, each of which were unrelated to PHI's operating performance, significantly affected the return on Voting Common Stock between April 30, 1990 and April 30, 1991: (i) speculation regarding the effect of the death, in September 1989, of Robert L. Suggs, founder and principal shareholder of PHI, (ii) an unsolicited tender offer for the Voting Common Stock in August 1990, and (iii) the acquisition by PHI of an aggregate of 633,490 shares of Voting Common Stock at a price of $28.05 per share in October 1990.
                                 ____________________

          Certain Other Transactions

               In February 1995, PHI repurchased 413,308 shares of Voting Common Stock for an aggregate of $4.5 million from ONI International, Inc., a company controlled by Mrs. Suggs ("ONI"). Prior to the acquisition, the shares represented approximately 12.6% of the outstanding shares of Voting Common Stock. This transaction was approved by the outside directors of PHI after receipt of an opinion from an independent investment banker as to the fairness of the transaction to PHI. During the 1995 fiscal year, PHI also paid ONI $73,029 for office space and services related to PHI's New Orleans offices. In August 1995 PHI terminated its occupancy of this office space. In February 1995, ONI was dissolved and is now in the process of winding up its affairs.

               Section 16(a) of the 1934 Act requires PHI's directors, executive officers and principal shareholders to file with the Securities and Exchange Commission reports of beneficial ownership, and changes in beneficial ownership, of the Common Stock. Mrs. Suggs, Mr. Gatza (Vice President-Human Resources), and the estate of the late Robert L. Suggs each inadvertently filed late one such report. The report of Mrs. Suggs reported two transactions, the report of the estate reported one transaction, and the report of Mr. Gatza reported his appointment as Vice President.


                            RELATIONSHIP WITH INDEPENDENT
                                  PUBLIC ACCOUNTANTS

               PHI's consolidated financial statements for the year ended April 30, 1995 were audited by the firm of KPMG Peat Marwick LLP, which firm will remain as PHI's auditors until replaced by the Board upon the recommendation of the Committee. Representatives of KPMG Peat Marwick LLP are expected to be present at the Meeting, with the opportunity to make any statement they desire at that time, and will be available to respond to appropriate questions.

                                    OTHER MATTERS

          Quorum and Voting of Proxies

               The presence, in person or by proxy, of a majority of the outstanding shares of Voting Common Stock is necessary to constitute a quorum. Shareholders voting, or abstaining from voting, by proxy on any issue will be counted as present for purposes of constituting a quorum. If a quorum is present, the election of directors will be determined by plurality vote and the affirmative vote of the holders of a majority of the outstanding shares of the Voting Common Stock will be required to approve the 1995 Incentive Compensation Plan.

               A broker or nominee holding shares registered in its name, or in the name of its nominee, that are beneficially owned by another person and for which it has not received instructions as to voting from the beneficial owner has the discretion to vote the beneficial owner's shares with respect to the election of directors but not with respect to the 1995 Incentive Compensation Plan. With respect to any matter other than the election of directors that is properly brought before the meeting, an abstention will effectively count as a vote against the proposal, and broker non-votes will be counted as not present with respect to such matter.

               All proxies received by PHI in the form enclosed will be voted as specified and, in the absence of instructions to the contrary, will be voted for the Plan and for the election of the nominees named herein. The Board does not know of any matters to be presented at the Meeting other than those described herein. However, if any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares represented by them in accordance with their best judgment.

          Shareholder Proposals

               Eligible shareholders who desire to present a proposal qualified for inclusion in the proxy materials relating to the 1996 annual meeting of PHI must forward such proposals to the Secretary of PHI at the address set forth on the first page of this Proxy Statement in time to arrive at PHI prior to April 21, 1996.

                                      By Order of the Board of Directors



                                           Robert D. Cummiskey, Jr.
                                                  Secretary

          New Orleans, Louisiana
          August 22, 1995

                       PETROLEUM HELICOPTERS, INC.
         Proxy Solicited on Behalf of the Board of Directors for the Annual Meeting of Stockholders on September 22, 1995

      The undersigned hereby appoints Carroll W. Suggs and David P. Milling, or either of them, proxies for the undersigned, with full power of substitution, to vote all shares of Voting Common Stock of Petroleum Helicopters, Inc. ("PHI") that the undersigned is entitled to vote at the annual meeting of stockholders to be held September 22, 1995, and any adjournments thereof.

      1.     Election of Directors, Nominees:

             Carroll W. Suggs, Leonard M. Horner, Robert G. Lambert, Robert E. Perdue.

      2.     Proposal to approve PHI's 1995 Incentive Compensation Plan.

             Please specify your choices by marking the appropriate boxes on the reverse side. IF NO SPECIFIC DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THIS PROXY.

[x]     Please mark your votes as in this example.

        To withhold authority to vote for any individual nominee(s) mark the FOR box in proposal 1 and write that nominees's name(s) on the space provided below the boxes.
_____________________________________________________________________________
        The Board of Directors recommends a vote for Proposals 1 and 2
_____________________________________________________________________________

                 FOR    WITHHELD                         FOR  AGAINST ABSTAIN
1. Election of  [   ]    [   ]      2. 1995 Incentive   [   ]  [   ]   [   ]
   Directors                           Compensation
   (see reverse)                       Plan


   FOR, except vote                 3.  In their discretion, to transaction
   WITHEHLD from the following          such other business as may properly
   nominee(s):                          come before the meeting and any
                                        adjournments thereof.
   ___________________________

_____________________________________________________________________________

                                        Check this box to note
                                        change of address           [    ]


                          NOTE: Please sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in parternship name by authorized persons.

                          The signer hereby revokes all authorizations heretofore given by the signer to vote at the meeting or any adjournments thereof.

                          ______________________________________________


                          _______________________________________________
                           SIGNATURE(S)                   DATE